SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No. )
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☑	Definitive Information Statement
VALIC COMPANY I
(Name of Registrant as Specified in its Charter)
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INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION
ANNUAL REPORTS
SHAREHOLDER PROPOSALS
OWNERSHIP OF SHARES
SCHEDULE A COVERED FUND(S)

VALIC COMPANY I
SMALL-MID GROWTH FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
October 27, 2010
Dear Participant:
     You are receiving the enclosed Information Statement because you own interests in the Small-Mid Growth Fund (the “Fund”) of VALIC Company I. The purpose of the Information Statement is to inform you that on August 3, 2010, the Board of Directors approved the addition of Century Capital Management, LLC (“Century Capital”) as an investment sub-adviser to the Fund. On August 9, 2010, Century Capital began managing a portion of the assets of the Fund, joining Wells Capital Management Incorporated (“Wells Capital”), who was the sole sub-adviser prior to such date.
     The Board of Directors determined that it was in the best interest of the Fund and in the best interests of shareholders that Century Capital be engaged as a sub-adviser to the Fund. The addition of a sub-adviser did not result in any changes to the Fund’s investment objective, principal investment strategy as stated in the VALIC Company I prospectus, or to the expenses payable by the Fund. As a matter of regulatory compliance, we are sending you this Information Statement, which describes the management structure of the Fund, the ownership of Century Capital and the terms of the investment sub-advisory agreement with Century Capital, which the Board of Directors has approved.
     This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,
Kurt W. Bernlohr
President

VALIC COMPANY I
SMALL-MID GROWTH FUND
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction
     You have received this information statement because on August 31, 2010, you owned interests in the Small-Mid Growth Fund (the “Fund”) of VALIC Company I (“VC I”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Directors (the “Board”) to add a second sub-adviser to manage the Fund.
     Prior to August 9, 2010, the Fund was sub-advised by Wells Capital Management Incorporated (“Wells Capital”). On August 3, 2010, the Board, including a majority of the directors who are not interested persons of VC I (“Independent Directors”), approved the engagement of Century Capital Management, LLC (“Century Capital”) as a sub-adviser for the Fund. Management proposed Century Capital in an effort to help improve the Fund’s performance. The Board, including a majority of the Independent Directors, also approved a new Investment Sub-Advisory Agreement for the Fund, between The Variable Annuity Life Insurance Company (“VALIC”) and Century Capital (the “Century Capital Sub-Advisory Agreement”). The Fund’s advisory fee and total annual operating expenses have not changed as a result of the addition of a sub-adviser.
     VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. Based on this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This information statement is being mailed on or about October 27, 2010, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on August 31, 2010 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND
YOU ARE NOT REQUIRED TO TAKE ANY ACTION.
The Adviser and its Responsibilities
     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs sub-advisers who make investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the oversight of VALIC, the sub-advisers use their own investment styles to evaluate pertinent economic, statistical, financial and other quantitative or qualitative data in order to determine the optimal portfolio holdings with respect to the portion of the Fund’s assets that it manages to meet the Fund’s objectives and the applicable performance benchmark.

     As the adviser to the Fund, VALIC monitors the sub-advisers and compares the Fund’s performance with relevant market indices and peer groups. VALIC examines the sub-advisers’ compliance with VALIC’s and the Fund’s policies. VALIC regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended Century Capital after conducting research and performing qualitative and quantitative analysis of other candidate firms and their organizational structure, investment processes and styles and long-term performance record.
     Under the Investment Advisory Agreement between VALIC and VC I, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2010 was 0.85% of average daily net assets or $776,503. VALIC retained $228,680 of its advisory fee after payment of sub-advisory fees and excluding reimbursements to the Fund in the amount of $83,056. The Investment Advisory Agreement was last approved by the Board on August 3, 2010.
The Fund’s Investment Strategy
     The Fund seeks to achieve its investment goal by investing primarily in stocks of U.S. companies with small and medium market capitalizations that the sub-adviser believes have the potential for above average growth. Under normal circumstances, the Fund invests at least 80% of its net assets in common stocks of small- and medium-sized U.S. companies. Generally, small- and mid-cap companies include companies whose market capitalizations, at the time of purchase, are equal to or less than the largest company in the Russell Midcap Index during the most recent 12-month period. As of the most recent annual reconstitution of the Russell Midcap Index on June 28, 2010, the market capitalization of the largest company in the Index was approximately $14.1 billion.
The Century Capital Sub-Advisory Agreement
     Pursuant to the Century Capital Sub-Advisory Agreement, Century Capital agreed to provide an investment program and be responsible for the investment and reinvestment of the Fund’s assets as described above. Century Capital will select securities for the Fund, subject to VALIC’s oversight. Century Capital may place trades through brokers of their choosing and will take into consideration the quality of the brokers’ services and execution.
     The Century Capital Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Century Capital Sub-Advisory Agreement, or for any losses sustained in connection with, among other things, the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The Century Capital Sub-Advisory Agreement provides, after an initial two year period, for automatic termination unless at least annually its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) in either case, the Independent Directors. The Century Capital Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days’ written notice. The Century Capital Sub-Advisory Agreement is attached to this information statement as Exhibit A.
     Effective Dates. The Century Capital Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Directors, on August 3, 2010. The effective date of the Century Capital Sub-Advisory Agreement was August 9, 2010. The Board will review the Century Capital Sub-Advisory Agreement again in 2012.
     Sub-advisory Fees. For the fiscal year ended May 31, 2010, VALIC paid Wells Capital $547,823, which equaled 0.60% of the Fund’s average daily net assets. As noted above, VALIC retained $228,680 of its advisory fee after payment of sub-advisory fees. The sub-advisory fee rate payable to Century Capital is the same as the sub-advisory fee rate payable to Wells Capital. If for the fiscal year ended May 31, 2010, Century Capital had served as a sub-adviser to the Fund for the entire year, VALIC would have retained the same portion of its advisory fee.

Factors Considered by the Board
     At a meeting held on August 2-3, 2010, the Board, including the Independent Directors, approved the Century Capital Sub-Advisory Agreement with respect to the Fund. The Board considered that Century Capital would become a co-sub-adviser of the Fund joining Wells Capital and that both Century Capital and Wells Capital would each be responsible for the day-to-day management of a portion of the Fund’s assets.
     In connection with the approval of the Century Capital Sub-Advisory Agreement, the Board received materials related to certain factors the Board considered in determining to approve the agreement. Those factors included: (1) the nature, extent and quality of services provided by VALIC and Century Capital; (2) the investment performance of the Fund compared to performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group/Universe”) and against the Fund’s benchmark; (3) the costs of services and the benefits potentially derived by Century Capital; (4) whether the Fund will benefit from possible economies of scale from engaging Century Capital; (5) the profitability of VALIC and Century Capital and their affiliates; (6) the sub-advisory fees charged in connection with Century Capital’s management of the Fund, compared to advisory fee rates and sub-advisory fee rates of a group of funds with similar investment objectives (respectively, the “Expense Group/Universe” and the “Sub-Advisor Expense Group/Universe”), as selected by an independent third-party provider of investment company data; (7) the terms of the Century Capital Sub-Advisory Agreement, and (8) information regarding Century Capital’s compliance and regulatory history.
     The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of the approval of the Century Capital Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions during which such independent counsel provided guidance to the Independent Directors.
     Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Century Capital. The Board also considered that Century Capital’s management of the Fund is subject to the oversight of VALIC and the Board, and the Fund must be managed in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information. The Board noted that the proposed change to Century Capital as sub-adviser would not result in any modifications to the Fund’s investment objective or principal investment strategies. The Board considered information provided to it regarding the services to be provided by Century Capital.
     The Board considered the nature, quality and extent of services to be provided to the Fund by Century Capital. The Board considered that VALIC is responsible for the management of the day-to-day operations of the Funds, including but not limited to, general supervision of and coordination of the services provided by Century Capital, and is also responsible for monitoring and reviewing the activities of Century Capital and other third-party service providers. The Board also noted that Century Capital’s management of the Fund is subject to the oversight of the Board, and must be made in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.
     With respect to the services to be provided by Century Capital, the Board considered information provided to them regarding the services provided by Century Capital. The Board considered that Century Capital will (i) determine the securities to be purchased or sold on behalf of the Fund; (ii) provide VALIC with records concerning its activities, which VALIC or the Fund are required to maintain; and (iii) renders regular reports to VALIC and to officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board reviewed Century Capital’s history and investment experience as well as information regarding the qualifications, background and responsibilities of the its investment personnel and general counsel/compliance officer. The Board also took into account the financial condition of Century Capital. The Board also reviewed Century Capital’s brokerage practices.
     The Board also considered Century Capital’s regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation. The Board concluded that there was no information that was provided to the Board that would have a material adverse effect on Century Capital’s ability to provide services to the Fund.
     The Board, including a majority of the Independent Directors, concluded that the scope and quality of advisory services to be provided by Century Capital under the Century Capital Sub-Advisory Agreement would be satisfactory.
     Fees and Expenses; Investment Performance. The Board considered that the Fund’s actual advisory fees were in line with the median of its Expense Group/Universe and that the Fund’s total expenses were in line with the median of its Expense Group and below the median of its Expense Universe. In addition, the Board noted that the Fund’s sub-advisory fees were above the median of its Subadvisor Expense Group/Universe. The Board also noted that the expense limitation on total expenses would be extended contractually through September 30, 2011.
     The Board noted that the Fund’s performance was below the medians of its Performance Group/Universe and underperformed the Lipper VUF Small Cap Growth Index and its benchmark, the Russell 2000® Growth Index, for the one- and three-year periods. Management presented information regarding the hypothetical historical returns of the Fund had it been managed by Century Capital and Wells Capital’s Small Growth team and reported that the hypothetical fund would have outperformed the Fund for the one-year period and would have been in line with the returns of the Morningstar Small Growth Category and Russell 2000® Growth Index for such period. The Directors took into account management’s discussion of the Fund’s performance, the addition of a co-sub-adviser, and its continued monitoring of the Fund and concluded that management is taking appropriate action with respect to the Fund.
     Cost of Services and Benefits Derived and Profitability/Economies of Scale. The Board was provided information related to the cost of services and benefits derived in connection with the Century Capital Sub-Advisory Agreement. Management reported that it believed that any indirect costs are inconsequential to the analysis of the adequacy of the advisory fees and that any collateral benefits derived as a result of providing advisory services to the Fund are de minimis.
     The Board considered information provided by management with respect to Century Capital’s profitability. The Directors determined that the costs of the services to be provided by Century Capital were not material factors in their deliberations with respect to their considerations in approving the Century Capital Sub-Advisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in Century Capital’s management of the Fund was not a material factor in approving the Century Capital Sub-Advisory Agreement, although it was noted that the Fund’s advisory and sub-advisory fee rates contain breakpoints.
     Terms of the Century Capital Sub-Advisory Agreement. The Board reviewed the terms of the Century Capital Sub-Advisory Agreement, including the duties and responsibilities undertaken by Century Capital. It also noted that the Century Capital Sub-Advisory Agreement and the Wells Capital Sub-Advisory Agreement were the same in all material respects, except for the name of the sub-adviser and the term of the agreements. The Board concluded that the terms of the Century Capital Sub-Advisory Agreement were reasonable.
     Conclusions. In reaching its decision to approve the Century Capital Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on the totality of the factors it considered and the Director may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it, the considerations described above, and their deliberations, the Board, including the Independent Directors, concluded that it was in the best interests of the Fund and its shareholders to approve the Century Capital Sub-Advisory Agreement.
Information about Century Capital
     Century Capital is located at 100 Federal Street, Boston, Massachusetts 02110. Century Capital was founded in 1992 as a Delaware limited liability company and is 100% employee owned. Managing Partners Alexander L. Thorndike and Davis R. Fulkerson each own a controlling interest in the firm. As of August 31, 2010, Century Capital had approximately $1.7 billion in assets under management.

     Century Capital is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with Century Capital or its affiliates since the beginning of the Fund’s most recent fiscal year.
     The following chart lists the principal executive officers and the directors of Century Capital and their principal occupations. The business address of each officer and director is 100 Federal Street, Boston, Massachusetts 02110.

Position with Century Capital and
Name	Principal Occupation
Alexander L. Thorndike	Director; Managing Partner, Public Securities Group

Davis R. Fulkerson	Director; Managing Partner, Private Equity Group

Julie Smith	Chief Financial Officer and Director of Operations

Maureen E. Kane	General Counsel and Chief Compliance Officer
     Century Capital does not serve as the investment adviser for any other funds that have an investment objective similar to the Fund.
Other Service Agreements
     VC I has service agreements with VALIC and SunAmerica Asset Management Corp. (“SAAMCo”) to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2010, the Fund paid VALIC $1,086 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $63,947 for accounting and administrative services. SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund’s underwriter.
Brokerage Commissions
     During the fiscal year ended May 31, 2010, the Fund did not conduct any trades with affiliated broker-dealers.
ANNUAL REPORTS
     Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:
•	write to:

VALIC Company I 2929 Allen Parkway Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com

SHAREHOLDER PROPOSALS
     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, Houston, Texas 77019.
OWNERSHIP OF SHARES
     As of the Record Date, there were 11,049,805 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

EXHIBIT A
INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made this 9th day of August, 2010, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and CENTURY CAPITAL MANAGEMENT, LLC, hereinafter referred to as the “SUB-ADVISER.”
     VALIC and the SUB-ADVISER recognize the following:
(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)	VALIC is engaged as the investment adviser of VALIC Company I (“VC I”), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC I currently consists of thirty-three portfolios (“Funds”):

Asset Allocation Fund	International Government Bond Fund
Blue Chip Growth Fund	International Growth I Fund
Broad Cap Value Income Fund	Large Cap Core Fund
Capital Conservation Fund	Large Capital Growth Fund
Core Equity Fund	Mid Cap Index Fund
Dividend Value Fund	Mid Cap Strategic Growth Fund
Foreign Value Fund	Money Market I Fund
Global Equity Fund	Nasdaq-100® Index Fund
Global Real Estate Fund	Science & Technology Fund
Global Social Awareness Fund	Small Cap Aggressive Growth Fund
Global Strategy Fund	Small Cap Fund
Government Securities Fund	Small Cap Index Fund
Growth & Income Fund	Small Cap Special Values Fund
Growth Fund	Small-Mid Growth Fund
Health Sciences Fund	Stock Index Fund
Inflation Protected Fund	Value Fund
International Equities Fund
In accordance with VC I’s Articles of Incorporation (the “Articles”), new Funds may be added to VC I upon approval of VC I’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER agree as follows:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the control and supervision of VALIC and VC I’s Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), VC I’s Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions of any Covered Fund(s) and any applicable procedures adopted by VC I’s Board of Directors and provided to the SUB-ADVISER, shall:
(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination, in its discretion without prior consultation with VALIC or the VC I Board of Directors, of the industries, securities and other investments to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts or other derivatives) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

(c)	In performing its obligations under this Agreement, the SUB-ADVISER may, at its own discretion, delegate any or all of its discretionary investment, advisory and other rights, powers and functions hereunder to any advisory affiliate, without further written consent of VALIC provided that the SUB-ADVISER shall always remain liable for its obligations hereunder.
The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by VC I’s Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the SUB-ADVISER may engage its affiliates, the VALIC and its affiliates or any other subadviser to VC I and its respective affiliates, as broker-dealers or futures commission merchants to effect Covered Fund transactions in securities and other investments for a Covered Fund.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER’s reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER’S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered

Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund’s Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund’s Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I’s Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Fund(s)’ investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I’s Board of Directors such periodic and special reports as VALIC and VC I’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, within a reasonable time after receipt of such notice as agreed to by the SUBADVISER and VALIC the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I, (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement or as provided by VALIC in writing to the Custodian.

VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to VC I promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s). The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Covered Fund(s) including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”) or to investigate, initiate, supervise, or monitor the Litigation involving the Covered Funds’ assets.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 3 of this Agreement.

The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

2.	Confidentiality

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Covered Fund(s), and will keep confidential any non-public information obtained directly as a result of this service relationship, and disclose such non-public information only if VALIC or the VC I Board of Trustees has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such information is or hereafter otherwise is know by the SUB-ADVISER, or if such disclosure is expressly required or requested by applicable federal or state authorities (including the SUB-ADVISER’S regulatory examiners) or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information.

3.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time by written agreement executed by VALIC and the SUB-ADVISER, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the average of all of the determinations of net asset value, made in the manner provided in VC I’s constitutive documents, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than fifteen (15) days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

4.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities on an equitable basis. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement. The provisions of this paragraph shall survive the termination of the Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC. VALIC acknowledges that the SUB-ADVISER shall rely completely upon VALIC’s determination of whether and to what extent each Covered Fund(s) is in compliance with Subchapter M and Section 817(h) of the Code and that the SUB-ADVISER has no separate and independent responsibility to test for such compliance.

The SUB-ADVISER does not guarantee the future performance of the Covered Fund(s) or any specific level of performance, the success of any investment decision or strategy that SUB-ADVISER may use, or the success of SUB-ADVISER’s overall management of the Covered Fund(s). VALIC and VC I understand that investment decisions made for the Covered Fund(s) by the SUB-ADVISER are subject to various market, currency, economic, political and business risks and that those investment decisions will not always be profitable. The SUB-ADVISER will manage only the assets of the Covered Fund(s) allocated to its management by VALIC and in making investment decisions for the Covered Fund(s).
5.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:
(a)	VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	VALIC has the authority under the Investment Advisory Agreement between VALIC and VC I to delegate some or all of its responsibilities to one or more sub-advisers.
6.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I’s Directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I’s Board of Directors or a majority of that Covered Fund’s outstanding voting securities (as defined in the 1940 Act).

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ prior written notice to VALIC, or upon such shorter or longer notice as may be mutually agreed upon by the parties.

7.	Indemnification

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER.

Promptly after receipt by either VALIC or SUB-ADVISER (an “Indemnified Party”) under this Section 7 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the “Indemnifying Party”) under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder; provided, however, that the SUB-ADVISER may retain copies of such books and records to the extent necessary to comply with applicable law or regulation. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC I’s Prospectus, Statement of Additional Information, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I’s Board of Directors, as currently in effect for the Covered Fund(s) and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC I or the Covered Fund(s) in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement.

9.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of New York and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

10.	Amendment and Waiver

The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

11.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:	With a copy to:

Attn: Kurt Bernlohr	Attn: Tom Ward
2929 Allen Parkway, L13	2929 Allen Parkway, L13-20
Houston, Texas 77019	Houston, Texas 77019

If to SUB-ADVISER:	With a copy to:

Century Capital Management, LLC	Century Capital Management, LLC
100 Federal Street, 29th Floor	100 Federal Street, 29th Floor
Boston, MA 02110	Boston, MA 02110
Attn: Alexander L. Thorndike	Attn: Maureen E. Kane
     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

		By: Name:	//s// KURT W. BERNLOHR Kurt W. Bernlohr
		Title:	Senior Vice President
ATTEST:

Attest: Name:	//s// SHANA L. WALKER Shana L. Walker
Title:	Paralegal

CENTURY CAPITAL MANAGEMENT, LLC

		By: Name:	//s// ALEXANDER L. THORNDIKE Alexander L. Thorndike
		Title:	Managing Partner
ATTEST:

Attest: Name:	//s// MAUREEN E. KANE Maureen E. Kane
Title:	General Counsel
SCHEDULE A
COVERED FUND(S)
Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee
Small-Mid Growth Fund	0.60% on the first $100 million
0.50% over $100 million